Exhibit 4.1

SPECIMEN A SHARE CERTIFICATE

NUMBER	SHARES

MAXSMAKING INC.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

A SHARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G6053R 106

THIS CERTIFIES THAT ____________________________________________

IS THE OWNER OF ________________________________________________

FULLY PAID AND NON-ASSESSABLE A SHARES OF THE PAR VALUE OFUS$0.01 EACH OF MAXSMAKING INC.

Transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

MAXSMAKING INC.

INCORPORATED UNDER LAWS OF THE BRITISH VIRGIN ISLANDS

MAXSMAKING INC.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian

	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_____________________________________________________ A shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________Attorney to transfer the said share on the books of the within named Company will full power of substitution in the premises.

Dated

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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